EXHIBIT 2.21

(Form of Canadian Warrant issued in connection with November 2009 private placement)

LORUS THERAPEUTICS INC.

(the “Corporation”)

WARRANT NO. W-1	PURCHASE WARRANT ENTITLING THE HOLDER TO PURCHASE COMMON SHARES
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN ISSUED PURSUANT TO A PROSPECTUS UNDER ANY SECURITIES LEGISLATION OF ANY PROVINCE OR TERRITORY OF CANADA.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED BY THE ACT, THE CORPORATION’S ARTICLES AND THE APPLICABLE CANADIAN SECURITIES LAWS PURSUANT TO A REGISTRATION OR PROSPECTUS FILING THEREUNDER OR EXEMPTIONS FROM SUCH REGISTRATION AND PROSPECTUS REQUIREMENTS.  THE HOLDER SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF HOLDER’S COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE CANADIAN SECURITIES LAWS.  THE SECURITIES REPRESENTED BY THIS WARRANT ARE LISTED ON THE TORONTO STOCK EXCHANGE.
THE WARRANTS REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE WARRANTS REPRESENTED HEREBY MAY NOT BE EXERCISED IN THE UNITED STATES OR BY, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON OR A PERSON IN THE UNITED STATES, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES LAWS AND APPLICABLE STATE SECURITIES LAWS. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS ASCRIBED TO THEM IN REGULATION S UNDER THE U.S. SECURITIES ACT.
THE HOLDER HEREOF, BY ACQUIRING THIS SECURITY, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THIS WARRANT AND ANY OF THE SECURITIES INTO WHICH THIS WARRANT MAY BE CONVERTED WILL NOT BE OFFERED, TRADED, SOLD OR OTHERWISE TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION IN WHICH SUCH OFFER, TRADE OR SALE TAKES PLACE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 29, 2010.

This is to certify that for value received, _____________________ (the “Holder”) is the registered holder of a purchase warrant (“Warrant”), entitling the Holder to subscribe for and purchase • common shares of Lorus Therapeutics Inc. (the “Corporation”) from treasury at  (each, a “Share”) at an exercise price of $0.08 (as adjusted pursuant to the provisions hereof, the “Share Exercise Price”) for a period of eighteen months, upon the terms and conditions as hereinafter set forth. This Warrant is to remain exercisable from the date hereof to May 27, 2011.
As used herein:
(i)	“Board” means the board of directors of the Corporation;

(ii)	“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of Toronto are authorized or required by law to close; and

(iii)	“Common Shares” means the outstanding common shares of the Corporation.

1.	Exercise Period

This Warrant is exercisable, in whole or in part, at any time and from time to time during the period (the “Exercise Period”) from the date hereof and, subject to any regulatory requirements, prior to 5:00 p.m. (Toronto time) May 27, 2011.
2.	Payment

The Shares subscribed for must be paid in full at the time of subscription, by certified cheque or bank draft payable in Canadian funds or wire transfer of immediately available funds to or to the order of the Corporation.
3.	Exercise of Warrant

This Warrant may be exercised, in whole or in part, at any time prior to the Expiry Time by the Holder hereof completing the subscription form attached as Schedule A hereto (the “Subscription Form”) and made a part hereof and delivering same to Saied Babaei at the Corporation, at its head office at 2 Meridian Road, Toronto ON, M9W 4Z7  (or such other address as may be designated in writing by the Corporation to the Holder), together with this Warrant and the amount, payable to the order of the Corporation, equal to the Share Exercise Price subscribed for upon exercise of this Warrant.  The Corporation will promptly notify the Holder in writing of any change of address of its head office.

Notwithstanding anything to the contrary contained herein, this Warrant has not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States, and this Warrant may not be exercised, and no Shares will be issued upon the exercise of this Warrant, unless an exemption from registration is available, and the Corporation shall have received either written evidence satisfactory to it upon which it can rely that such exemption is available or an opinion of counsel to such effect in form and substance reasonably satisfactory to the Corporation.  Therefore, this Warrant may be exercised only by a Holder who, at the time of exercise, (i) certifies that the Holder (a) did not acquire this Warrant in the United States (as such term is defined in Regulation S under the U.S. Securities Act) or at a time when the Holder was a U.S. Person (as such term is defined in Regulation S under the U.S. Securities Act) or acting for the account or benefit of a U.S. Person or a person in the United States, and (b) is not then located in the United States, is not a U.S. Person and is not exercising this Warrant for the account or benefit of a U.S. Person or a person in the United States; or (ii) provides a legal opinion or other evidence reasonably satisfactory to the Corporation that the exercise of this Warrant does not require registration under the U.S. Securities Act or applicable state securities laws; or (iii) certifies that the Holder is the original purchaser from the Corporation of the Units pursuant to which this Warrant was issued and at the time of such acquisition was a U.S. Person, was in the United States or was acting for the account or benefit of a U.S. Person or a person in the United States, and confirms, as of the date of such exercise, each of the representations, warranties and agreements made by it in connection with its acquisition of such Units, including its status as an "accredited investor" within the meaning of Rule 501(a) under the U.S. Securities Act, as though such representations, warranties and agreements were made on the date of such exercise and in respect of the acquisition of the Shares upon the exercise of this Warrant.

4.	Share Certificates

Upon valid exercise of this Warrant, the Corporation will cause to be issued to the person or persons in whose name or names the Shares so subscribed for are to be issued the number of fully paid and non-assessable Shares subscribed for and such person or persons will be deemed upon presentation and payment as aforesaid, to be the holder or holders of record of such Shares.  Within three (3) Business Days after receipt of the executed Subscription Form and payment of the Share Exercise Price, the Corporation will cause to be mailed or delivered to the holder at the address or addresses specified in the attached Subscription Form, a certificate or certificates evidencing the number of Shares subscribed for.
5.	Exercise in Whole or in Part

This Warrant may be exercised in whole or in part, and if exercised in part, the Corporation will issue another Warrant, in a form substantially evidencing the remaining rights to purchase Shares, provided that any such right will terminate on the Expiry Date.
6.	Non-Transferability

This Warrant is not transferable by the Holder.
7.	No Fractional Shares

No fractional Shares will be issued upon exercise of this Warrant, nor will any compensation be made for such fractional Shares, if any.
8.	Adjustments

The Share Exercise Price in effect and the number and type of securities purchasable under this Warrant at any date will be subject to adjustment from time to time as follows:
(a)
If and whenever at any time prior to the Expiry Date, the Corporation will (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares, or (iii) issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, the Share Exercise Price in effect on the effective date of any such event will be adjusted immediately after such event or on the record date for such issue of Common Shares by way of stock dividend, as the case may be, so that it will equal the amount determined by multiplying the Share Exercise Price in effect immediately prior to such event by a fraction, of which the numerator will be the total number of Common Shares outstanding immediately prior to such event and of which the denominator will be the total number of Common Shares outstanding immediately after such event.  The number of Shares which the Holder is entitled to purchase for this Warrant will be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction.  Any such adjustments will be made successively whenever any event referred to in this subparagraph (a) will occur and any such issue of Common Shares by way of a stock dividend will be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares immediately after such event;

(b)
If and whenever at any time prior to the Expiry Date there is a reclassification of the Common Shares at any time outstanding or a capital reorganization of the Corporation not covered in subparagraph (a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or a sale of the property and assets of the Corporation as or substantially as an entirety to any other person, a Holder of this Warrant which has not been exercised prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger or sale will therein or, upon the exercise of such Warrant, be entitled to receive and will accept in lieu of the number of Shares, as then constituted, to which the Holder was previously entitled upon exercise of this Warrant, but for the same aggregate consideration payable therefor, the number of Shares or other securities or property of the Corporation or of the company resulting from such reclassification, capital reorganization, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger or sale on the effective date thereof, if the Holder had been the registered holder of the number of Shares to which the Holder was previously entitled upon due exercise of this Warrant; and in any case, if necessary, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any Shares or securities or property to which the Holder may be entitled upon the exercise of such Warrant thereafter;

(c)
In any case in which this section requires that an adjustment become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the kind and amount of Shares, other securities or property to which he would be entitled upon such exercise by reason of the adjustment required by such event; provided that the Corporation will deliver to such Holder an appropriate instrument evidencing such Holder’s right to receive the kind and amount of Shares, other securities or property to which he or she would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of Shares as constituted from time to time on and after such date as such Holder would, but for the provisions of this subparagraph (c), have received, or become entitled to receive, on such exercise;

(d)
The adjustments provided for in this Section 8 are cumulative and will apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this paragraph; provided that notwithstanding any other provision of this paragraph, (i) no adjustment of the Share Exercise Price or number of Shares, as then constituted, purchasable will be required unless such adjustment would require an increase or decrease of at least 5% in the Share Exercise Price then in effect or the number of Shares, as then constituted, purchasable, and (ii) any adjustments which by reason of this subparagraph (d) are not required to be made will be carried forward and taken into account in any subsequent adjustment;

(e)
In the event of any question arising with respect to the adjustments provided in this paragraph, such question will be conclusively determined by the auditors of the Corporation.  Such auditors will have access to all necessary records of the Corporation and such determination will be binding upon the Corporation and the Holder;

(f)
As a condition precedent to the taking of any action which would require an adjustment in any of the subscription rights pursuant to this Warrant, including the number of Shares which are to be received upon the exercise thereof, the Corporation will take any action which may, in the opinion of counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the Shares which the Holder of such Warrant is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(g)
No adjustment will be made in the acquisition rights attached to this Warrant, if the issue of Shares is being made pursuant to any Board approved stock option or stock purchase plan in force from time to time for officers, employees or consultants of the Corporation;

(h)
No adjustment will be made pursuant to this paragraph if the Holder is entitled to participate in any event described in this paragraph on the same terms, mutatis mutandis, as if the Holder had exercised this Warrant prior to, or on the effective date or record date of, such event, subject to regulatory approval; and

(i)
In case the Corporation will take any action affecting the Shares other than action described in this Section 8, which in the opinion of the Board would materially affect the rights of the Holder, the Share Exercise Price and/or the number of Shares which may be acquired upon exercise of a Warrant, an appropriate adjustment will be made by action of the Board in such manner and at such time, in their sole discretion, as they may determine to be equitable in the circumstances.  Failure of the Board to make such an adjustment will be conclusive evidence that the Board has determined that it is equitable to make no adjustment in the circumstances.

Immediately after the occurrence of any event which requires an adjustment pursuant to this Section 8, other than an adjustment pursuant to Section 8(a), in the Share Exercise Price or in any of the subscription rights pursuant to this Warrant, including the number of Shares, as then constituted, which are to be received upon the exercise thereof, the Corporation will forthwith deliver to the Holder a certificate of the Corporation specifying the particulars of such event and the required adjustment and the computation of such adjustment and give at least 10 Business Days notice to the Holder of this Warrant of the record date or effective date of such event, as the case may be, and such notice will include particulars of such event and the required adjustment.

9.	General Covenants of the Corporation

(a)	The Corporation covenants and agrees that it is duly authorized to enter into and perform its obligations under this Warrant.

(b)
The Corporation will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized unissued common shares, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of this Warrant, the full number of Shares deliverable upon the exercise or conversion thereof.

(c)	The Corporation covenants that all Shares which may be issued on conversion of this Warrant, will upon issue be fully paid and non-assessable.

(d)
Subject to applicable laws, the Corporation will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and will make all securities’ acts filings under Canadian federal, state or provincial laws, which may be or become requisite in connection with the issuance and exercise of this Warrant.

(e)
The Corporation will give written notice of the issue of Shares pursuant to the exercise of this Warrant, in such detail as may be required, to each exchange and to applicable securities commissions or similar regulatory authorities.

(f)
Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Corporation, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will promptly execute and deliver a new Warrant of like tenor and date.

(g)
The Corporation covenants and agrees that all necessary corporate actions have been done and performed to create this Warrant and to make this Warrant a legal, valid and binding obligations of the Corporation.  The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Warrant.

(h)
Subject to the express provisions hereof, the Corporation will carry on and conduct and will cause to be carried on and conducted its business in a proper and efficient manner and will cause to be kept proper books of account in accordance with generally accepted accounting practice; and, subject to the express provisions hereof, it will do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that nothing herein contained will prevent the amalgamation, consolidation, merger, sale, winding up or liquidation of the Corporation or any subsidiary of the Corporation or the abandonment of any rights and franchises of the Corporation or any subsidiary of the Corporation if, in the opinion of the Board or officers of the Corporation, it would be advisable and in the best interests of the Corporation or of such subsidiary of the Corporation to do so.

(i)
The Corporation will, issue share certificates representing the number of Shares issuable upon exercise of this Warrant as evidenced by a duly executed Subscription Form, and subject to adjustment as set forth herein within three days of receipt of the Subscription Form by the Corporation.

10.	Miscellaneous

(a)
The Corporation will not, by amendment of its articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Warrant.

(b)	The Holder will be bound by the terms of the meetings of the Holders that may be called by the Corporation as set out in Schedule B.

(c)	Neither this Warrant nor any term hereof may be waived, discharged or terminated other than by an instrument in writing signed by the Corporation and by the Holder hereof.

(d)	This Warrant will be governed by the laws in force in the Province of Ontario.

(e)	Time will be of the essence.

IN WITNESS WHEREOF the Corporation has this certificate to be signed by the signature of its duly authorized officer this 27th day of November, 2009.

Per:	LORUS THERAPEUTICS INC.

Name: Aiping Young
Title: Chief Executive Officer
Authorized Signing Officer

SCHEDULE A
SUBSCRIPTION FORM
TO:     LORUS THERAPEUTICS INC.
2 Meridian Road
Toronto ON
M9W 4Z7

The undersigned holder of the attached warrant (the “Warrant”) hereby irrevocably elects to  subscribe for  Shares of Lorus Therapeutics Inc. (the “Corporation”) at an aggregate subscription price of $0.08, subject to adjustment, evidenced by and on the terms specified in this Warrant and encloses herewith a certified cheque or money order payable to the Corporation.
In connection with this subscription, the undersigned must mark one of Box A, Box B or Box C:

Box A
The undersigned hereby certifies that (i) it did not acquire the Warrant in the United States (as that term is defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")or at a time when the undersigned was a "U.S. Person" (as that term is defined in the U.S. Securities Act) or acting for the account or benefit of a U.S. Person or a person in the United States, (ii) it is not in the United States or a U.S. Person, (iii) the Warrant is not being exercised for the account or benefit of a U.S. Person or a person in the United States, and (iv) this Subscription Form was not executed or delivered in the United States.

Box B
The undersigned hereby certifies that it is the original purchaser from the Corporation of the Units pursuant to which the Warrant was issued and at the time of such acquisition was a U.S. Person or was in the United States (or was acting for the account or benefit of a U.S. Person or a person in the United States), and confirms, as of the date of hereof, each of the representations, warranties and agreements made by it in connection with its acquisition of the Units, including its status as an " accredited investor" within the meaning of Rule 501(a) under the U.S. Securities Act, as though such representations, warranties and agreements were made on the date hereof and in respect of the acquisition of the Shares upon the exercise of the Warrant.

Box C
An exemption from registration under the U.S. Securities Act and all applicable state securities law is available for the issuance of Shares pursuant to this subscription, and attached hereto is an opinion of counsel or other evidence to such effect, it being understood that any opinion of counsel or other evidence tendered in connection with the exercise of this Warrant must be in form and substance satisfactory to the Corporation.

Note: Certificates representing Shares will not be registered or delivered to an address in the United States unless Box B or C is marked.  If Box B or C is marked, the certificates representing the Shares will bear a legend restricting transfers unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration requirements is available.

The undersigned hereby directs that the said Shares be registered in the name of the Holder as follows:

Name & Address	Number of Shares

(Please print full name in which share certificates are to be issued.)
DATED this___________________day of___________________, 2009.

Name of Warrant Holder (to be the same as appears on the face of the Warrant)

per:
Authorized Signing Officer

SCHEDULE B

TERMS OF HOLDER MEETINGS

All capitalized terms used but not defined herein shall have the meaning set forth in the Warrant Certificate to which the Schedule B is an attachment.

MEETINGS OF HOLDERS

1.           Right to Convene Meetings

The Corporation may convene a meeting of the Holders.  Every such meeting shall be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the Corporation.

2.           Notice

At least 21 days' prior notice of any meeting of Holders shall be given to the Holders at the expense of the Corporation.  Such notice shall state the time and place of the meeting, the general nature of the business to be transacted and shall contain such information as is reasonably necessary to enable the Holders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Schedule B.  The notice convening any such meeting may be signed by an appropriate officer of the Corporation.

3.           Chairman

The Corporation may nominate in writing an individual to be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes after the time fixed for the holding of the meeting, the Holders present in person or by proxy shall appoint an individual present to be chairman of the meeting.  The chairman of the meeting need not be a Holder.

4.           Quorum

Subject to the provisions of Section 11, at any meeting of the Holders a quorum shall consist of two Holders present in person or represented by proxy and representing at least 10% of the aggregate number of Warrants then outstanding.  If a quorum of the Holders shall not be present within one-half hour from the time fixed for holding any meeting, the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day) at the same time and place to the extent possible and, subject to the provisions of Section 11, no notice of the adjournment need be given.  Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same.  At the adjourned meeting the Holders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not represent at least 10% of the aggregate number of Warrants then unexercised and outstanding.  No business shall be transacted at any meeting unless a quorum is present at the commencement of business.

5.           Power to Adjourn

The chairman of any meeting at which a quorum of the Holders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

6.           Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided.  At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

7.           Poll and Voting

On every Extraordinary Resolution, and when demanded by the chairman or by one or more of the Holders acting in person or by proxy, on any other question submitted to a meeting and after a vote by show of hands, a poll shall be taken in such manner as the chairman shall direct.  Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.  On a show of hands, every person who is present and entitled to vote, whether as a Holder or as proxy for one or more absent Holders, or both, shall have one vote.  On a poll, each Holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Common Share which he (or the Holder appointing him as proxy) is entitled to acquire upon the exercise of the Warrant then held by him.  A proxy need not be a Holder.  The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

8.           Regulations

(a)           Subject to the provisions of this Warrant, the Corporation may from time to time make and from time to time vary such regulations as it shall consider necessary or appropriate:

(i)           for the deposit of instruments appointing proxies at such place and time as the Corporation, may in the notice convening the meeting direct;

(ii)           for the deposit of instruments appointing proxies at some approved place other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or telecopied before the meeting to the Corporation at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(iii)           for the form of the instrument of proxy and the manner in which the form of proxy may be executed; and

(iv)           generally for the calling of meetings of Holders and the conduct of business thereat including setting a record date for Holders entitled to receive notice of or to vote at such meeting.

(b)           Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.  Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Holder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 9), shall be Holders or persons holding proxies of Holders.

9.           Corporation and Counsel may be Represented

The Corporation, by its respective directors, officers, employees and agents, and the counsel for the Corporation and the Holders may attend any meeting of the Holders and speak thereat but shall have no vote as such unless in their capacities as Holders.

10.           Powers Exercisable by Extraordinary Resolution

The Holders at a meeting shall have the power, exercisable from time to time by Extraordinary Resolution:

(a)           to enforce any of the covenants on the part of the Corporation contained in the Warrants or to enforce any of the rights of the Holders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(b)           to waive, authorize and direct the Corporation to waive any default on the part of the Corporation in complying with any provisions of the Warrants either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(c)           to restrain any Holder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation contained in the Warrants or to enforce any of the rights of the Holders; and

(d)           to direct any Holder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with any such suit, action or proceeding, upon payment of the costs, charges and expenses reasonably and properly incurred by such Holder in connection therewith.

11.           Meaning of Extraordinary Resolution

(a)           The expression “Extraordinary Resolution” when used in this Schedule B means, subject as hereinafter in this Section 11 and in Section 14 provided, a resolution proposed by the Corporation at a meeting of Holders duly convened for that purpose and held in accordance with the provisions of this Schedule B at which there are Holders present in person or represented by proxy representing at least 10% of the aggregate number of all the then outstanding Warrants and passed by the affirmative votes of Holders representing not less than 66 2/3% of the aggregate number of Common Shares which may be acquired upon the exercise of all the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution.

(b)           If, at any meeting called for the purpose of passing an Extraordinary Resolution, Holders representing at least 10% of the aggregate number of Common Shares which may be acquired upon the exercise of all the then outstanding Warrants are not present in person or by proxy within one-half hour after the time appointed for the meeting, then the meeting shall stand adjourned to such day, being not less than six or more than 10 Business Days later, and to such place and time as may be appointed by the chairman.  Not less than three Business Days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in subsections 11(d) and 11(e).  Such notice shall state that at the adjourned meeting the Holders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.  At the adjourned meeting, the Holders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 11(a) shall be an Extraordinary Resolution within the meaning of this Warrant notwithstanding that Holders representing at least 10% of all the Common Shares which may be acquired upon the exercise of all of the then outstanding Warrants are not present in person or represented by proxy at such adjourned meeting.

(c)           Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

(d)           Any notice to the Holders under the provisions of this Warrant shall be deemed to be validly given if the notice is sent by prepaid mail or delivered by hand to the holders at their addresses and telecopier numbers appearing in the register of Holders.  Any notice so delivered shall be deemed to have been received on the date of delivery if that date is a Business Day or the Business Day following the date of delivery if such date is not a Business Day.  Accidental error or omission in giving notice or accidental failure to give notice to any Holder shall not invalidate any action or proceeding founded thereon.

(e) If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Holder would reasonably be unlikely to reach its destination in the ordinary course of mail, such notice shall be valid and effective only if delivered to an officer of the party to which it is addressed or if sent to such party, at the appropriate address, by facsimile transmission or other means of prepaid transmitted or recorded communication.

12.           Powers Cumulative

It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Warrant stated to be exercisable by the Holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Holders to exercise such powers or combination of powers then or thereafter from time to time.

13.           Minutes

Minutes of all resolutions and proceedings at every meeting of Holders shall be made and duly entered in books to be from time to time provided for that purpose by the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings held, or by the chairman of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

14.           Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Holders at a meeting held as provided in this Schedule B also may be taken and exercised by Holders representing at least 66 2/3% of the aggregate number of Common Shares issuable upon the exercise of all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Holders in person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Warrant shall include an instrument so signed.

15.           Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Schedule B at a meeting of Holders shall be binding upon all the Holders, whether present at or absent from such meeting, and every instrument in writing signed by Holders in accordance with Section 14 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holder shall be bound to give effect accordingly to every such resolution and instrument in writing.  In the case of an instrument in writing, the Corporation shall give notice of the effect of the instrument in writing to all Holders as is reasonably practicable.

16.           Holdings by the Corporation Disregarded

In determining whether Holders are present at a meeting of Holders for the purpose of determining a quorum or have concurred in any consent, waiver, Extraordinary Resolution or other action under this Warrant, Warrants owned legally or beneficially by the Corporation or any associate, affiliate or insider (as those terms are defined in the Securities Act (Ontario) of the Corporation shall be disregarded.